                                                                      Ex 99.h.2


                         EXPENSE LIMITATION AGREEMENT

     THIS EXPENSE LIMITATION AGREEMENT is made as of the 4th day of June, 1999, by and between BT INVESTMENT FUNDS, a Massachusetts Business trust (the "Trust"), ASSET MANAGEMENT PORTFOLIO and BT INVESTMENT PORTFOLIOS on behalf of ASSET MANAGEMENT PORTFOLIO II and ASSET MANAGEMENT PORTFOLIO III, each a New York trust (each a "Portfolio Trust"), and BANKERS TRUST, a New York corporation (the "Adviser"), with respect to the following:

     WHEREAS, the Adviser serves as Investment Adviser to BT Investment Funds, Asset Management Portfolio and BT Investment Portfolios on behalf of Asset Management Portfolio II and Asset Management Portfolio III pursuant to Investment Advisory Agreements dated June 4, 1999, and the Adviser serves as the Trust's Administrator pursuant to an Administration and Services Agreement dated October 28, 1992, as amended, (collectively, the "Agreements"); and

     WHEREAS, the Adviser has voluntarily agreed, under the Agreements, to waive its fees and reimburse expenses so that the total operating expenses for each of the Trust's series (each a "Fund," collectively the "Funds") and each Portfolio Trust's series (each a "Portfolio," collectively the "Portfolios") will not exceed the percentage of average daily net assets as set forth on Exhibit A; and

     WHEREAS, the Trust and the Adviser desire to formalize this voluntary fee waiver and expense reimbursement arrangement for a period beginning on June 4, 1999 and ending on July 31, 2000.

     NOW, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. The Adviser agrees to waive its fees and reimburse expenses for the period from June 4, 1999 to July 31, 2000, to the extent necessary so that each Fund's total annual operating expenses do not exceed the percentage of average daily net assets set forth on Exhibit A.

2. Upon the termination of the Investment Advisory Agreement or the Administration Agreement, this Agreement shall automatically terminate.

3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940 (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.


                                      BT INVESTMENT FUNDS


         /s/ Amy M. Olmert                   /s/ Daniel O. Hirsch
Attest:  ___________________________  By:    ___________________________
Name:    Amy M. Olmert                Name:  Daniel O. Hirsch
                                      Title: Secretary

                                      ASSET MANAGEMENT PORTFOLIO


         /s/ Amy M. Olmert                   /s/ Daniel O. Hirsch
Attest:  ___________________________  By:    ___________________________
Name:    Amy M. Olmert                Name:  Daniel O. Hirsch
                                      Title: Secretary

                                      BT INVESTMENT PORTFOLIOS
                                      On behalf of:
                                      ASSET MANAGEMENT PORTFOLIO II
                                      ASSET MANAGEMENT PORTFOLIO III

         /s/ Amy M. Olmert                   /s/ Daniel O. Hirsch
Attest:  ___________________________  By:    ___________________________
Name:    Amy M. Olmert                Name:  Daniel O. Hirsch
                                      Title: Secretary

                                      BANKERS TRUST

         /s/ Amy M. Olmert                 /s/ Ross Youngman
Attest:  ___________________________  By:  ___________________________
Name:    Amy M. Olmert                     Ross Youngman
                                           Managing Director

                                   Exhibit A

                                                       Total Fund Operating Expenses
Fund                                             (as a percentage of average daily net assets)
----                                             ---------------------------------------------
BT Investment Lifecycle Long Range Fund                            1.00%
BT Investment Lifecycle Long Range Fund                            1.00%
BT Investment Lifecycle Long Range Fund                            1.00%

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.


[SEAL]                                 BT INVESTMENT FUNDS

         /s/ Amy M. Olmert                    /s/ Daniel O. Hirsch
Attest:  ___________________________   By:    _______________________________
Name:    Amy M. Olmert                 Name:  Daniel O. Hirsch
                                       Title: Secretary

                                       ASSET MANAGEMENT PORTFOLIO

         /s/ Amy M. Olmert                    /s/ Daniel O. Hirsch
Attest:  ___________________________   By:    _______________________________
Name:    Amy M. Olmert                 Name:  Daniel O. Hirsch
                                       Title: Secretary

                                       BT INVESTMENT PORTFOLIOS
                                       On behalf of:
                                       ASSET MANAGEMENT PORTFOLIO II
                                       ASSET MANAGEMENT PORTFOLIO III

         /s/ Amy M. Olmert                    /s/ Daniel O. Hirsch
Attest:  ___________________________   By:    _______________________________
Name:    Amy M. Olmert                 Name:  Daniel O. Hirsch
                                       Title: Secretary

                                       BANKERS TRUST

         /s/ Amy M. Olmert                    /s/ Ross Youngman
Attest:  ___________________________   By:    _______________________________
Name:    Amy M. Olmert                 Name:  Ross Youngman
                                       Title: Managing Director